SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - June 4, 2001
(Date of Earliest Event Reported)

J NET ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-9728

              Nevada                                                                            88-0169922
__________________                                               __________________________
(State of Incorporation)                                                (I.R.S. Employer Identification No.)

4020 W. Lake Creek Drive, #100
Wilson, Wyoming                                                                             83014
_____________________________                                               _____
(Address of principal executive offices                                             (Zip Code)

Registrant's telephone number, including area code:     (307) 739-8603

                                                N/A
_______________________________________________
Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

On June 4, 2001, J Net Enterprises, Inc. (the "Company") terminated the engagement of Deloitte & Touche LLP ("D&T") as the Company's independent accountant for the fiscal year ending June 30, 2001. The decision to terminate D&T was approved by the Company's Board of Directors and Audit Committee.

During the fiscal years ended June 30, 2000 and 1999 and through the date hereof, there have been no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

D&T's report on the financial statements for the fiscal years ended June 30, 2000 and 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. A copy of D&T's letter to the Commission, dated June 6, 2001 is filed as Exhibit 16.1 to the Form 8-K.

During the two most recent fiscal years and through the date hereof, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v)).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

( C ) Exhibits

16.1 Letter from Deloitte & Touche LLP dated June 6, 2001

                                                                                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                     J NET ENTERPRISES, INC.

                                                                                     By: /s/ Mark W. Hobbs
                                                                                      _____________________
                                                                                        Name: Mark W. Hobbs
                                                                                        Title: President

Dated: June 8, 2001

EXHIBIT INDEX

Exhibit No.    Description

16.1.              Letter from Deloitte & Touche LLP dated June 6, 2001